Exhibit 99.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of CSX Transportation Inc. on Form 10-K for the period ending December 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Frederick J. Favorite Jr., Principal Financial Officer of the registrant, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the registrant.

Date: February 25, 2003

/s/ FREDERICK J. FAVORITE Jr.
Frederick J. Favorite Jr. Principal Financial Officer